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                                                                   EXHIBIT 10.17

                                   AGREEMENT

    THIS AGREEMENT (this "Agreement") is made and entered into as of October 4, 1996, by and between InfoMed Holdings, Inc., a Delaware corporation (the "Company"), and EGL Holdings, Inc., a Georgia corporation ("EGL").

    WHEREAS, the Company has entered into an Amended and Restated Agreement and Plan of Merger, dated as of September 5, 1996 (as the same may be amended, the "Merger Agreement"), providing for the merger (the "Merger") of Infosub, Inc. ("Infosub"), a wholly-owned subsidiary of the Company, with and into Simione Central Holding, Inc., a Georgia corporation ("SCHI"), with SCHI as the surviving entity of the Merger; and

    WHEREAS, the Merger Agreement provides that it is a condition to the obligations of SCHI to consummate the Merger that EGL and certain other stockholders of the Company shall have executed and delivered the Agreement, dated as of October 4, 1996 (the "Related Agreement"), pursuant to which EGL and certain other stockholders of the Company have released, effective as of the effective time of the Merger as provided in the Merger Agreement (the "Effective Time of the Merger"), certain rights under various Stock Purchase Agreements and Stock and Warrant Purchase Agreements with the Company (as described in the Related Agreement, the "Former Agreements"), including, among other things, an agreement whereby EGL would provide to the Company certain management services; and

    WHEREAS, the parties to desire to enter into this Agreement to provide for the provision by EGL of certain management services to the Company on substantially the same terms as provided in the Former Agreements, to be effective as of the Effective Time of the Merger;

    All capitalized terms not otherwise defined herein shall have the meaning ascribed them in the Merger Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. Engagement of Advisor. The Company hereby engages EGL to act as advisor to the Company for the term beginning on the date hereof and ending on June 30, 1999. The fee for services rendered by EGL pursuant to this engagement shall be $5,000.00 per month. In addition, the Company shall reimburse EGL for its reasonable out-of-pocket expenses; provided, however, any single expense in excess of $250.00 must be approved in advance by the Company.

    2. Amendments. This Agreement may be amended by a subsequent writing signed by all Parties materially affected thereby upon the approval of each of such parties.





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    3.     Counterparts.  This Agreement may be executed in two or more counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

    4. Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by any successor to EGL and any successor to the Company.

    5. Entire Agreement. This Agreement constitutes the entire understanding between and among the parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings among the parties with respect to such subject matter.

    6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for any principles of conflicts of laws thereof.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     INFOMED HOLDINGS, INC.


                                     By: /s/ authorized officer
                                        -----------------------------------
                                     Title:
                                           --------------------------------

                                     EGL HOLDINGS, INC.


                                     By: /s/ authorized officer
                                        -----------------------------------
                                     Title:
                                           --------------------------------





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